UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 19, 2008

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2008, the Compensation Committee of the Board of Directors of United Online, Inc. (the “Company”) adopted the United Online, Inc. 2008 Management Bonus Plan (the “Bonus Plan”).  The Bonus Plan is in the form of a stock bonus program under which each participant may earn a bonus payable in shares of the Company’s common stock based on the financial performance of the particular business segment or segments to which that participant is assigned.  For some participants, financial performance will be measured in terms of the combined revenue and the combined adjusted operating income (before depreciation, amortization and certain other expenses such as restructuring costs and stock-based compensation) of the Company’s Communications and Classmates Media business segments for the 2008 fiscal year.  For other participants, financial performance will be measured in terms of 2008 fiscal year revenue and adjusted operating income (before depreciation, amortization and certain other expenses such as restructuring costs and stock-based compensation) of the particular business segment (Communications or Classmates Media) to which that participant is assigned.

Fifty percent of each participant’s potential stock bonus is tied to the level of revenue attained by the business segment or segments to which that individual is assigned, and the other fifty percent is tied to the level of adjusted operating income attained by the applicable segment or segments.  Seven potential levels of attainment from threshold to maximum have been established for the revenue goals, and six potential levels of attainment from threshold to maximum have been set for the adjusted operating income goals.  For each specified level of attainment, there are a specific number of bonus shares individually allocated to each participant. The actual number of shares of the Company’s common stock to which the participant will become entitled will be based on the actual level at which the revenue and adjusted operating income targets are attained. If there is not at least threshold attainment of the applicable revenue or adjusted operating income goals, then none of the bonus shares allocated to those goals will be issued. In addition, participants will generally be required to continue in the Company’s employ through the February 16, 2009 scheduled bonus payment date in order to receive their bonuses, with a pro-rated payout based on actual attained levels of performance to be provided to any participant whose employment terminates before that date by reason of death or disability or who is on a leave of absence.  The common stock issuable under the Bonus Plan will be drawn from the authorized share reserve under the Company’s 2001 Stock Incentive Plan.  Up to a maximum of 598,230 shares of common stock may be issued under the Bonus Plan.

The following chart identifies the nine executive officers of the Company who have been selected for participation in the Bonus Plan and the maximum number of shares of common stock each of them may receive if the applicable performance goals are each attained at maximum level:

Name	Title	Maximum Number of Bonus Plan Shares

Mark R. Goldston	Chairman,
	President and Chief Executive Officer	176,598
Jeremy E. Helfand	Executive Vice President,
	Sales and Chief Sales Officer	48,778
Paul E. Jordan	Executive Vice President
	and Chief Personnel Officer	39,690
Steven B. McArthur	President,
	Classmates Online, Inc.	66,820
Gerald J. Popek	Executive Vice President
	and Chief Technology Officer	57,064
Frederic A. Randall, Jr.	Executive Vice President,
	General Counsel and Secretary	57,064
Scott H. Ray	Executive Vice President
	and Chief Financial Officer	56,798
Robert J. Taragan	Executive Vice President
	and General Manager of CyberTarget	41,428
Matthew J. Wisk	Executive Vice President
	and Chief Marketing Officer	53,990

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 25, 2008	UNITED ONLINE, INC.

		By:	/s/ Scott H. Ray
Scott H. Ray
Executive Vice President and Chief Financial Officer